Exhibit (a)(1)(F)

Confirmation of Receipt of Election Form

Dear [Employee Name],

ICx has received your Election Form dated                     , 2009, by which you elected to have some or all of your eligible outstanding options cancelled in exchange for New Options, subject to the terms and conditions of the Offer, as follows:

Original Grant Date	Option Number	Exercise Price Per Share	Shares Subject to Eligible Options	Exchange Entire Eligible Option?

If you change your mind, you may change your election as to some or all of your Eligible Options by submitting a new Election Form by email, facsimile, Federal Express or similar delivery service, or by hand delivery before 11:59:59 p.m. (midnight), Eastern Time, on September 8, 2009 to:

ICx Technologies, Inc.

Attention: Jessica Bartlow

2100 Crystal Drive

Arlington, VA 22202

jessica.bartlow@icxt.com

Phone: (703) 678-2111

Fax: (703) 678-2112

The submission of the required documents must be made by the deadline indicated above. We cannot accept late submissions, and we therefore urge you to respond early to avoid any last minute problems. If you are unable to, or choose not to submit electronically, only documents that are complete, signed and actually received by Jessica Bartlow by the deadline will be accepted. Documents submitted by any other means, including U.S. mail or other post are not permitted. If you have questions, please direct them to Jessica Bartlow at the address immediately above.

Please note that our receipt of your Election Form is not by itself an acceptance of the options for exchange. For purposes of the Offer, ICx will be deemed to have accepted options for exchange that are validly tendered and not properly withdrawn as of when ICx gives oral or written notice to the option holders generally of its acceptance for exchange of such options, which notice may be made by press release, e-mail or other method of communication. ICx’s formal acceptance of the properly tendered options is expected to take place shortly after the end of the Offer period.

This notice does not constitute the Offer to Exchange. The full terms of the Offer are described in (1) the Offer to Exchange; (2) the Election Form; (3) the Instructions Forming Part of the Terms and Conditions of the Offer; and (4) the Agreement to Terms of Election. You may access these documents through the U.S. Securities and Exchange Commission’s website at www.sec.gov.

Dear [Employee Name],

ICx has received your Election Form dated                     , 2009, by which you rejected ICx’s Offer to exchange your eligible outstanding options for new options.

If you change your mind, you may change your election as to some or all of your Eligible Options by submitting a new Election Form by email, facsimile, Federal Express or similar delivery service, or by hand delivery before 11:59:59 p.m. (midnight), Eastern Time, on September 8, 2009 to:

ICx Technologies, Inc.

Attention: Jessica Bartlow

2100 Crystal Drive

Arlington, VA 22202

jessica.bartlow@icxt.com

Phone: (703) 678-2111

Fax: (703) 678-2112

The submission of the required documents must be made by the deadline indicated above. We cannot accept late submissions, and we therefore urge you to respond early to avoid any last minute problems. If you are unable to, or choose not to submit electronically, only documents that are complete, signed and actually received by Jessica Bartlow by the deadline will be accepted. Documents submitted by any other means, including U.S. mail or other post are not permitted. If you have questions, please direct them to Jessica Bartlow at the address immediately above.

Please note that our receipt of your Election Form is not by itself an acceptance of the options for exchange. For purposes of the Offer, ICx will be deemed to have accepted options for exchange that are validly tendered and not properly withdrawn as of when ICx gives oral or written notice to the option holders generally of its acceptance for exchange of such options, which notice may be made by press release, e-mail or other method of communication. ICx’s formal acceptance of the properly tendered options is expected to take place shortly after the end of the Offer period.

This notice does not constitute the Offer to Exchange. The full terms of the Offer are described in (1) the Offer to Exchange; (2) the Election Form; (3) the Instructions Forming Part of the Terms and Conditions of the Offer; and (4) the Agreement to Terms of Election. You may access these documents through the U.S. Securities and Exchange Commission’s website at www.sec.gov.